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                              SELECTED DEALER AGREEMENT

                              Navellier Securities Corp.
                             One East Liberty, Third Floor
                                 Reno, Nevada, 89501


                                                                          , 1999
                                                         -----------------

Dear Sir/Madam:

     We invite you, upon the following terms and conditions, to participate as principal in the distribution of Class C shares ("Shares") of the Navellier Top 20 Portfolio ("Portfolio") of the Navellier Millennium Funds, (the "Fund") of which we are Distributor;

     1. You are to offer and sell such shares only at the public offering prices which shall be then currently in effect in accordance with the terms of the then current prospectus of the Fund. You agree to act only as principal in such transactions and shall not have authority to act as transfer agent for the Fund, for us, or for any other dealer in any respect. All orders are subject to acceptance or rejection by us or the Fund (or its agent) (in such party's sole discretion) and become effective only upon confirmation by us or the Fund (or its agent).

     2. On each purchase of shares by you from us, the total sales charges, if any, to selected dealers shall be as stated in the Fund's then current prospectus.

     Such sales charges, if any, to selected dealers are subject to reductions under circumstances as described in the Fund's then current prospectus.

     There is no sales charge to selected dealers on the reinvestment of dividends or capital gains distributions or upon any merger or consolidation of any other entity with the Fund or Portfolio the acquisition of the assets or shares of any entity by the Fund or Portfolio.


     3. As a selected dealer, you are hereby authorized (i) to place orders directly with the Portolio for shares to be resold by us to you, at all times, subject to (a) the applicable terms and conditions governing the placement of orders by us set forth in the Distribution Agreement between us and the Portfolio and (b) applicable compensation provisions set forth in the Fund's then current prospectus, and (c) instructions issued by us from time to time, and (ii) to tender shares directly to the Portfolio or its transfer agent for redemption subject to (a) the applicable terms and conditions set forth in the Distribution Agreement, (b) the provisions of the Fund's then current prospectus, or (c) instructions issued by us from time to time. You appoint the transfer agent for the Fund as your agent to execute customers' purchases of shares sold to you by us in accordance with the terms and provisions of any account, program, plan or service established or used by your customers and to confirm each such purchase to your customers on your behalf, and you guarantee the legal capacity of your customers so purchasing such shares and any co-owners of such shares.

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     4.   Repurchases of shares will be made at the net asset value of such shares in accordance with the then current prospectus of the Fund.

     5. You represent that you are either (i) a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD") or (ii) that you are exempt from membership in the NASD. If you are a member of the NASD, any termination of such membership in good standing shall terminate this Agreement.

     6. Regardless of whether or not you are a member of the NASD this Agreement is in all respects subject to, and you agree to abide by all the rules and regulations of the NASD concerning the distribution of securities of open-end investment companies, including, without limitation, Section 26 of
Article III of the Rules of Fair Practice of the NASD which shall control any provisions to the contrary in this Agreement.

     7.   You agree:

          (a)  To purchase shares only from us or from your customers.

          (b) To purchase shares from us only for the purpose of covering purchase orders already received or for your own bona fide investment.

          (c) That you will not purchase any shares from your customers at prices lower than the redemption or repurchase prices then quoted by the Portolio. You shall, however, be permitted to sell shares for the account of their record owners to the Portofio at the repurchase prices currently established for such shares and may charge the owner a fair commission for handling the transaction.

          (d) That you will not withhold placing customers' orders for shares so as to profit yourself as a result of such withholding.

          (e) You will not make, cause to be made, or otherwise participate, directly or indirectly, in the making of, any offer or sale (a "Foreign Offer or Sale") of any of the shares to any individual, corporation, partnership, trust, joint venture or other person or entity located outside of the geographical boundaries of the United States of America without first obtaining our written consent. Any Foreign Offer or Sale will be made only upon the terms and in accordance with the conditions set forth in such consent.

          (f) Except as provided by Section 12 hereof, all expenses which you incur in connection with your activities under this Agreement will be borne by you.

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     8.   We shall not accept from you any conditional orders for shares.
Confirmations of purchases of shares (or the delivery of share certificates, if any) shall be made by the Portfolio only against receipt of the purchase price. If payment for the purchase is not received within the time customary for such payments, the sale may be cancelled forthwith without any responsibility or liability on our part or on the part of the Portfolio (in which case you will be responsible for any loss, including loss or profit, suffered by the Portfolio resulting from your failure to make payment as aforesaid), or, at our option, we may sell the shares so ordered back to the Portfolio (in which case we may hold you responsible for any loss, including loss or profit suffered by us resulting from your failure to make payment as aforesaid).

     9. You will not offer or sell any of the shares except under circumstances that will result in compliance with the applicable federal, state and foreign securities and other applicable laws and in connection with sales and offers to sell shares you will furnish to each person to whom any such sale or offer is made a copy of the Fund's then current prospectus. We shall be under no liability to you except for lack of good faith and for obligations expressly assumed by us herein. Nothing herein contained however, shall be deemed to be a condition, stipulation or provision binding any persons acquiring any security to waive compliance with any provision of the Securities Act of 1933, or of the Rules and Regulations of the Securities and Exchange Commission, or to relieve the parties hereto from any liability arising under the Securities Act of 1933.

     10. No person is authorized to make any representations concerning shares except those contained in the then current prospectus and printed information issued by the Fund or by us as information supplemental to such prospectus. We shall supply you with prospectuses and reasonable quantities of supplemental sales literature, sales bulletins, and additional information as same are issued. You agree not to use other advertising or sales material relating to the Portfolio unless approved in writing by us in advance of such use. Any printed information furnished by us other than the then current prospectus for the Fund,periodic reports and proxy solicitation materials are our sole responsibility and not the responsibility of the Fund or the Portfolio, and you agree that the Fund or the Portfolio shall have no liability or responsibility to you in these respects unless expressly assumed thereby in connection therewith.

     11. Either party to this Agreement may cancel this Agreement by giving written notice to the other. Such notice shall be deemed to have been given on the date on which it was either delivered personally to the other party, or was mailed postpaid or delivered to a telegraph office for transmission to the other party at his or its address as shown below. If you are a member of the NASD, upon your ceasing to be a member in good standing of the NASD, this Agreement shall automatically terminate. This Agreement and any schedule of distribution assistance payments adopted pursuant to paragraph 12 hereof may be amended by us at any time and your placing of an order after the effective date of any such amendment shall constitute your acceptance thereof.


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     12.  As compensation for your marketing and customer services, we shall pay you 90% of the Sales Charge (if any, paid by each investor you obtain for the Fund) and 100% of the 1.00% annual 12b-1 fee, payable pro rata monthly, as set forth in the Distribution Agreement between The Portfolio and the Distributor (i.e., 100% of 1.00% of the value of the assets of each investor you obtain for the Fund).


     13. Our obligations to you under this Agreement are subject to all the provisions of any distributorship agreement entered into between us and the Fund, a copy of which you hereby acknowledge receiving. You understand and agree that in performing your services covered by this Agreement you are acting as principal, and that we are in no way responsible for any of your acts, or the acts of your employees or representatives, and that neither you nor your employees, representatives, or agents is our agent, partner, or employee, or the agent or employee of the Fund or the Portfolio.


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     14.  This Agreement shall be construed in accordance with the laws of the
State of Nevada and shall be binding upon both parties hereto when signed by us and accepted by you in the space provided below. In the event of any disagreement or litigation arising out of or concerning this Agreement the parties agree that such litigation or arbitration (if both parties agree to arbitration) shall only be brought and decided in a court (or arbitration, if mutually agreed upon) located in San Francisco, California. The prevailing party to such action shall be entitled, in addition to any other relief, to its reasonable attorneys' fees, costs, and expenses.

                                   NAVELLIER SECURITIES CORP.


                                   By:____________________________
                                        (Authorized Signature)


Firm Name
         ------------------------------------------------------------
Address
       --------------------------------------------------------------

City                          State       Zip Code
     ------------------------       -----          ------------------

ACCEPTED BY (signature)
                        ---------------------------------------------

Name (print)                         Title
            ------------------------       --------------------------

Date           19          Telephone #
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                  Please return two signed copies of this Agreement
                  (one of which will be signed by us and thereafter
                               returned to you) in the
                           accompanying return envelope to:

                              Navellier Securities Corp.
                             One East Liberty, Third Floor
                                 Reno, Nevada, 89501